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                                                                     EXHIBIT 5.1


September 9, 1996




Glenborough Realty Trust Incorporated
Glenborough Properties, L.P.
400 South El Camino Real
San Mateo, CA 94402-1708

Dear Sirs:

         We are acting as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company") and Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership"), in connection with the offer and sale by the Company of up to 4,025,000 shares (the "Shares") of its common stock, par value $.001 per share (the "Common Stock"), including 525,000 shares of Common Stock that may be issued pursuant to the exercise of an over-allotment option. The Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-11 under the Securities Act of 1933.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that upon the issuance of the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.
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Glenborough Realty Trust Incorporated
Glenborough Properties, L.P.
September 9, 1996
Page 2




         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                            Very truly yours,



                                            /s/ Morrison & Foerster LLP